Exhibit 99.1

                  Knology Reports Strong Results and
               Continued Growth for Third Quarter 2005

    WEST POINT, Ga.--(BUSINESS WIRE)--Nov. 2, 2005--Knology, Inc.
(Nasdaq: KNOL):

Highlights of the third quarter:

    -- Revenue increased to $58.6 million, representing a 12.5% increase compared to the same period one year ago and the highest quarterly revenue in the company's history.

    -- EBITDA, as adjusted, increased to $12.6 million, representing a $6.3 million increase compared to the third quarter of 2004 as well as an all-time high for the company.

    -- Continued strong net connection growth with the achievement of 11,893 additions, including increases in video, voice and data net connections.

    -- Closed the sale of cable assets located in Cerritos, California for $10.0 million in cash further enhancing the company's liquidity position.

    -- Completed a $10.8 million rights offering subsequent to quarter end with proceeds used to pay down debt.

    Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the third quarter ended September 30, 2005. Total revenue for the third quarter of $58.6 million compared to revenue of $57.3 million for the previous quarter and $52.1 million for the same period one year ago. The third quarter revenue represented the highest quarterly revenue in the history of the Company. Knology reported EBITDA, as adjusted, of $12.6 million for the third quarter of 2005, also representing an all-time high for the company. EBITDA, as adjusted, was $12.0 million in the previous quarter and $6.3 million in the third quarter of 2004.
    Knology reported a net loss attributable to common stockholders for the third quarter of 2005 of $8.2 million or $(0.34) per share, compared with a net loss of $15.6 million, or $(0.66) per share for the previous quarter and $20.0 million, or $(0.85) per share for the third quarter of 2004. The net loss attributable to common stockholders for the third quarter of 2005 included a gain of $8.5 million on the sale of discontinued operations.
    Total connections increased 11,893 for the third quarter of 2005 to 426,234 as of quarter end. The increase in connections included growth in all three service offerings. The company added 5,182 data connections, 4,685 voice connections and 2,026 video connections during the quarter. Average monthly connection churn of 2.8% during the third quarter of 2005 represented an improvement of 20 basis points compared to churn of 3.0 % in the same period one year ago.
    During the third quarter, Knology closed on the sale of its cable assets located in Cerritos, California for $10.0 million in cash. The proceeds from the sale are available for general corporate purposes, except for $1.0 million which is held in escrow. $500,000 of the escrow balance will be released six months after the sale with the remaining $500,000 to be released one year after the close of the transaction upon the satisfaction of certain representations and warranties in the asset purchase agreement.
    "We have successfully executed a debt refinancing, two equity offerings and the sale of our assets in Cerritos in 2005 while delivering solid operating performance," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We are pleased to have these transactions behind us and are excited about the opportunity to focus our attention on selling the bundle and taking care of our customers while continuously improving the efficiency of our business operations."
    Subsequent to quarter end, Knology completed a previously planned rights offering of its Series AA preferred stock. The offering was oversubscribed and resulted in $10.8 million in gross proceeds. The net proceeds of the transaction amounted to approximately $10.4 million and were used to pay down the first lien bank facility.
    M. Todd Holt, Chief Financial Officer of Knology, Inc. added "We have taken several steps during 2005 to improve our balance sheet and liquidity position. This improved capital structure provides us the ability to execute our business plan and add value for our shareholders."


Third Quarter Key Operating Metrics

                                          Q3         Q2         Q3
                                         2005       2005       2004
                                      ---------- ---------- ----------
Constructed Homes Passed                955,497    953,021    941,827
Marketable Homes Passed                 747,776    745,406    736,223

Connections
  Video                                 175,294    173,268    169,089
  Voice
    On-Net                              142,161    137,604    125,337
    Off-Net                               6,224      6,096      5,978
                                      ---------- ---------- ----------
      Total Telephone                   148,385    143,700    131,315
  Data                                  102,555     97,373     82,152

Total On-Net Connections                420,010    408,245    376,578
Total Connections                       426,234    414,341    382,556

Residential Connections                 383,294    373,200    345,194
Business Connections                     42,940     41,141     37,362

Average Monthly Revenue
  Per Connection                      $   46.49  $   46.57  $   45.94
Average Monthly Connection
  Churn                                     2.8%       2.9%       3.0%


                                                  % Change   % Change
                                                   vs. Q2     vs. Q3
                                                    2005       2004
                                                 ---------- ----------
Constructed Homes Passed                               0.3%       1.5%
Marketable Homes Passed                                0.3%       1.6%

Connections
  Video                                                1.2%       3.7%
  Voice
    On-Net                                             3.3%      13.4%
    Off-Net                                            2.1%       4.1%
                                                 ---------- ----------
      Total Telephone                                  3.3%      13.0%
  Data                                                 5.3%      24.8%

Total On-Net Connections                               2.9%      11.5%
Total Connections                                      2.9%      11.4%

Residential Connections                                2.7%      11.0%
Business Connections                                   4.4%      14.9%

Average Monthly Revenue
  Per Connection
Average Monthly Connection
  Churn


    Note: Knology's Cerritos, California business is accounted for as a discontinued operation, and the Cerritos operating statistics are excluded from the historical data above.

    For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

    Conference Call and Replay

    Knology has scheduled a conference call to discuss the results of the quarter which will be broadcast live over the Internet, on Thursday, November 3, 2005 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology's Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology's website at www.knology.com or www.earnings.com for approximately 30 days. Also, following the conclusion of the call, a telephonic replay will be available through midnight on Thursday, November 10, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. #1599135.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2004, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements.

    Definitions of Non-GAAP Financial and Operating Measures

    We provide financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.
    In this release, we use the Non-GAAP financial measure, EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest; taxes; depreciation and amortization; expenses associated with special litigation and capital markets activities; non-cash stock-based compensation; one time severance expense; gain on adjustment of warrants to market; income from discontinued operations; loss on extinguishment of debt; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three and nine month periods ended September 30, 2004 and 2005 is attached to this press release.

    The other operating metrics used in this release include the following:

    -- Marketable Homes Passed - We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. "Marketable homes passed" are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

    -- Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

    -- On-net/Off-net connections - All of our video and data connections are provided over our networks. Our voice connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

    -- Average Monthly Revenue Per Connection - The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

    --  Average Monthly Connection Churn - The Average Monthly
        Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.


                             Knology, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)

                 (In Thousands, Except Per Share Data)

                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2005       2004       2005       2004
                           ---------- ---------- ---------- ----------
Operating Revenues:
  Video                    $  25,980  $  23,683  $  76,316  $  73,402
  Voice                       19,467     18,096     57,767     54,512
  Data and Other              13,169     10,285     36,834     30,679
                           ---------- ---------- ---------- ----------
Total Revenue                 58,616     52,064    170,917    158,593

Cost of services              16,578     15,102     49,257     45,990
Selling, general and
 administrative expenses      29,999     31,267     89,051     91,772
Depreciation and
 amortization                 18,977     18,373     56,273     55,947
Loss on extinguishment of
 debt                              0          0       (544)         0
                           ---------- ---------- ---------- ----------
Operating loss                (6,938)   (12,678)   (24,208)   (35,116)

Interest income                  669        193        961        532
Interest expense             (10,026)    (7,701)   (25,830)   (23,225)
(Loss) gain on adjustment
 of warrant to market            (53)        85        127        504
Other (expense) income,
 net                            (129)        19         12        159
                           ---------- ---------- ---------- ----------
  Loss from continuing
   operations                (16,477)   (20,082)   (48,938)   (57,146)
  Income from discontinued
   operations                  8,507         43      8,599         24
                           ---------- ---------- ---------- ----------
Net loss                   $  (7,970) $ (20,039) $ (40,339) $ (57,122)
                           ========== ========== ========== ==========
Preferred stock dividend        (187)         0       (258)         0
                           ---------- ---------- ---------- ----------
Net loss attributable to
 common stockholders       $  (8,157) $ (20,039) $ (40,597) $ (57,122)
                           ========== ========== ========== ==========
Basic and diluted net loss
 per share att. to common
 stockholders              $   (0.34) $   (0.85) $   (1.71) $   (2.42)
                           ========== ========== ========== ==========
Weighted average shares
 outstanding               23,706,392 23,685,333 23,703,028 23,641,036
                           ========== ========== ========== ==========



                             Knology, Inc.
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

                            (In Thousands)

ASSETS                                            9/30/05    12/31/04
                                                 ---------- ----------
Current assets:
Cash and cash equivalents                        $  14,044  $   6,082
Restricted cash                                      3,556      7,365
Short term investments                                   0     12,625
Accounts receivable customers, net                  19,556     18,924
Prepaid expenses and other                           1,888      2,735
Assets of business held for sale                         0        887
                                                 ---------- ----------
    Total current assets                            39,044     48,618

Property, plant & equipment, net                   293,481    326,499
Investments                                          1,243      1,243
Debt issuance costs                                  9,207        634
Interest rate cap agreement                          1,527          0
Goodwill, intangible assets and other               41,537     41,593
                                                 ---------- ----------
    Total assets                                 $ 386,039  $ 418,587
                                                 ========== ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable                 $   2,243        179
Accounts payable                                    14,261     20,428
Accrued liabilities                                 18,415     12,199
Unearned revenue                                    13,096     11,841
Liabilities of business held for sale                    0        770
                                                 ---------- ----------
    Total current liabilities                       48,015     45,417

Notes payable                                      281,263     49,438
Senior unsecured notes                                   0    237,096
Warrants                                               195        354
Unamortized investment tax credit                        3         13
                                                 ---------- ----------
    Total liabilities                              329,476    332,318

Redeemable convertible preferred stock               9,457          0

Common stock                                           237        237
Additional paid in capital                         560,628    559,451
Accumulated deficit                               (513,759)  (473,419)
                                                 ---------- ----------
    Total stockholders' equity                      47,106     86,269
                                                 ---------- ----------
      Total liabilities and stockholders' equity $ 386,039  $ 418,587
                                                 ========== ==========



                             Knology, Inc.
           Reconciliation of EBITDA, As Adjusted to Net Loss
                              (Unaudited)

                            (In Thousands)

                             Three      Three       Nine       Nine
                             months     months     months     months
                             ended      ended      ended      ended
EBITDA, as adjusted        September  September  September  September
 reconciliation             30, 2005   30, 2004   30, 2005   30, 2004
                           ---------- ---------- ---------- ----------
Net loss                   $  (7,970) $ (20,039) $ (40,339) $ (57,122)
Depreciation and
 amortization                 18,977     18,373     56,273     55,947
Expenses associated with
 capital markets
 activities                        0          8         62        655
Non-cash stock-based
 compensation                    467        568      1,398      2,850
Special litigation fees
 and one-time severance           87          0        349         23
Interest expense, net          9,357      7,508     24,869     22,693
Adjustment of warrants to
 market                           53        (85)      (127)      (504)
Loss on extinguishment of
 debt                              0          0        544          0
Discontinued operations
 and other                    (8,378)       (62)    (8,611)      (183)
                           ---------- ---------- ---------- ----------
EBITDA, as adjusted        $  12,593  $   6,271  $  34,418  $  24,359
                           ========== ========== ========== ==========



    CONTACT: Knology, Inc., West Point
             M. Todd Holt, 706-645-8752
             todd.holt@knology.com
             www.knology.com